EXHIBIT 24.1
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                              CAFE LA FRANCE, INC.

                            POWER OF ATTORNEY TO SIGN
                           REGISTRATION STATEMENTS ON
                             FORM SB-2 AND FORM S-8


       KNOW ALL MEN BY THESE PRESENTS, that the Undersigned does hereby constitute and appoint Thomas W. DeJordy and Robert G. King and each of them with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent for him in his name, place and stead, in any and all capacities, to sign the following: (i) a Registration Statement on Form SB-2 of Cafe La France, Inc. (the "Company") relating to the sale by the Company of shares of the Company's common stock, and any or all amendments (including post-effective amendments) thereto; (ii) a Registration Statement on Form S-8 of the Company relating to the 1996 Incentive Stock Option Plan of the Company, and any or all amendments (including post-effective amendments) thereto; and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commision, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.




Date:    March 12, 1997                      /s/ Richard LaFrance
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                                             Richard LaFrance, Director